Exhibit 99.1

BARRY HOLLANDER

319 CLEMATIS STREET, SUITE 812

WEST PALM BEACH, FL. 33401

Mr. Christos Traios                                                                                        May 23, 2016

Chairman of the Board

Chief Executive Officer

Petrogress, Inc.

RE: Resignation

Dear Chris:

Please accept this letter effective immediately as my notice of my resignation as Chief Financial Officer of Petrogress, Inc. (“PGAS”) and any other officer or director positions held in any wholly owned, majority owned or minority owned subsidiary of PGAS. As a result of my resignation, I no longer hold any position whatsoever with the Company.

Wishing you and the Company all the best.

Sincerely,

/s/ Barry Hollander

Barry Hollander